Independent Auditors' Consent

We consent to the incorporation by reference in this Post-Effective Amendment No. 26 to the Registration Statement No. 33-14567 of American Century Variable Portfolios, Inc. on Form N-1A of our reports dated February 5, 1999, appearing in the respective Annual Reports of the six funds comprising American Century Variable Portfolios, Inc. for the year ended December 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectuses, which are part of such Registration Statement.


/s/Deloitte & Touche LLP

Kansas City, Missouri
April 14, 1999